Robocom Systems International Inc.                                  Exhibit 32.1

                  Certification of Principal Executive Officer
                         and Principal Financial Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

      I, Irwin Balaban, Chief Executive Officer and Principal Financial Officer of Robocom Systems International Inc. (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Annual Report on Form 10-KSB for the year ended May 31, 2003 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 18, 2003


                                By: /s/ Irwin Balaban
                                    -------------------
                                    Irwin Balaban
                                    Chief Executive Officer
                                    (Principal Financial and Accounting Officer)

----------

A signed original of this written statement required by Section 906 has been provided to Robocom Systems International Inc. and will be retained by Robocom Systems International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                                       7